UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2022

MULIANG VIAGOO TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-201360	90-1137640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2498 Wanfeng Highway,
Lane 181 Fengjing Town,
Jinshan District
Shanghai, China 201501

(Address of principal executive offices, including Zip Code)

(86) 21-67355092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2022, Muliang Viagoo Technology Inc. (the “Company”) entered into a share purchase agreement (the “Agreement”) with Viagoo Inc. (the “Buyer”), pursuant to which the Buyer purchased 100% of the issued and outstanding ordinary shares of Viagoo Pte Ltd., a Singapore private limited liability company and a 100% parent company of NexG Pte. Ltd., and TPS Solutions Hong Kong Limited, from the Company in exchange for a consideration of US$ 5,254,001.20 to be paid to the Company as follows:

(i)	The Buyer agrees to issue a convertible note to a certain convertible noteholder of the Company in exchange for the cancellation of certain debt of the Company held by certain noteholder.

(ii)	US$1,000,000 in a promissory note issued by the Buyer (the “Promissory Note”), which must be paid off by the Buyer within three (3) business days of the closing date of the next financing transaction by the Buyer (the “Closing Date”).

(iii)	1,251,429 ordinary shares of the Buyer, valued at US$2.80 per share, or an aggregate of US$3,504,001.20, within seven (7) business days of the Closing Date.

(iv)	US$750,000 within five (5) business days of a Liquidity Event by the Buyer in any combination of cash or stock. Each share of stock shall be valued at the fair market value price at the time of the Liquidity Event. “Liquidity Event” shall mean any event that allows the Buyer to raise capital or shareholders of the Buyer to sell or dispose for consideration part or all of their ownership shares and list on a national stock exchange in the United States, including but not limited to acquisition, merger, initial public offering, SPAC merger and listing, direct listing or other such events.

Should the Buyer fail to perform a financing transaction after the effective date of the Agreement, shall result in the cancellation of the transaction. The Agreement also includes customary representations, warranties, and covenants by the parties. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement and the Promissory Note, copies of which are filed as Exhibit 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information reported in Item 1.01 is incorporated by reference into this Item 2.01.

On December 16, 2022, the Company sold 100% of the issued and outstanding ordinary shares of Viagoo Pte Ltd. to the Buyer.

The foregoing description of the sale of Viagoo Pte Ltd. is qualified in its entirety by reference to the Agreement and the Promissory Note, copies of which are filed as Exhibit 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Share Purchase Agreement dated December 16, 2022 by and between Muliang Viagoo Technology Inc. and Viagoo Inc.
10.2	Promissory Note by and between Muliang Viagoo Technology Inc. and Viagoo Inc. Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULIANG VIAGOO TECHNOLOGY, INC.
a Nevada corporation

Dated: December 22, 2022	By:	/s/ Lirong Wang
Chief Executive Officer

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